Exhibit 5.1

27 March 2006

Diageo Investment Corporation	Your reference
801 Main Avenue,
Norwalk, Connecticut 06851	Our reference
United States of America	SRBP/GGB

Diageo Capital plc	Direct line
Edinburgh Park	020 7090 3650
5 Lochside Way
Edinburgh EH12 9DT
United Kingdom

Diageo Finance B.V.
Molenwerf 10-12
1014 BG Amsterdam
The Netherlands

and

Diageo plc
8 Henrietta Place
London W1G 0NB
United Kingdom

Dear Sirs,

Shelf for the issue of guaranteed debt securities

(“Guaranteed Debt Securities”) by Diageo Investment Corporation, Diageo Capital plc and

Diageo Finance B.V. (each an “Issuer” and together the “Issuers”) guaranteed as to payment of principal, premium (if any) and interest by Diageo plc (the “Guarantor”) and for the issue by the Guarantor of debt securities (“Diageo Debt Securities” and,

together with Guaranteed Debt Securities, “Debt Securities”) and of warrants (“Warrants”), purchase contracts (“Purchase Contracts”), units (“Units”),

preference shares (“Preference Shares”) and

ordinary shares (together with Preference Shares, “Shares”)

We have acted as English legal advisers to the Guarantor in connection with the establishment of the above-mentioned shelf under which the Issuers may from time to time issue Guaranteed Debt Securities on and subject to the terms of the Diageo Capital Indenture (as defined below), the Diageo Investment Indenture (as defined below) and the Diageo Finance Indenture (as defined below) and under which the Guarantor may from time to time issue Diageo Debt Securities on and subject to the terms of the Diageo Indenture (as defined below), Warrants, Purchase Contracts, Units and Shares.

This opinion is delivered in connection with the registration statement in respect of the Securities on Form F-3 of the Issuers and the Guarantor to be filed with the United States Securities and Exchange Commission (the “SEC”) on or around 27 March 2006 (the “Registration Statement”).  We have not been concerned with investigating or verifying the facts set out in the Registration Statement.

For the purpose of this opinion, we have examined copies or drafts of the following documents:

1.                                      the indenture dated 3 August 1998 entered into between Diageo Capital plc, the Guarantor and Citibank, N.A. (the “Diageo Capital Indenture”) including the form of guarantees to be given by the Guarantor (the “Diageo Capital Guarantees”);

2.                                      the indenture dated 1 June 1999 entered into between Diageo Investment Corporation, the Guarantor and Citibank, N.A. (the “Diageo Investment Indenture”) including the form of guarantees to be given by the Guarantor (the “Diageo Investment Guarantees”);

3.                                      the indenture dated 8 December 2003 between Diageo Finance B.V., the Guarantor and Citibank N.A. (the “Diageo Finance Indenture”) including the form of guarantees to be given by the Guarantor (the “Diageo Finance Guarantees” and together with the Diageo Capital Guarantees and the Diageo Investment Guarantees, (the “Guarantees”));

4.                                      the indenture to be entered into between the Guarantor and Citibank N.A. (the “Diageo Indenture” and, together with the Diageo Capital Indenture, the Diageo Investment Indenture and the Diageo Finance Indenture, the “Indentures”) including the form of Diageo Debt Securities;

5.                                      a copy of an extract from the minutes of a meeting of the board of directors of the Guarantor held on 15 February 2006 attached to the Deputy Secretary’s Certificate referred to in paragraph 8 below;

6.                                      a copy of an extract from the minutes of a meeting of the board of directors of the Guarantor held on 14 December 2000 attached to the Deputy Secretary’s Certificate referred to in paragraph 8 below;

7.                                      a copy of an extract from the minutes of a meeting of the Standing Committee of the board of directors of the Guarantor held on 16 March 2006 attached to the Deputy Secretary’s Certificate referred to in paragraph 8 below;

8.                                      the deputy secretary’s certificate dated 27 March 2006 in respect of the Guarantor (the “Deputy Secretary’s Certificate”); and

9.                                      entries shown on CH Direct print outs obtained by us from the Companies House database on 27 March 2006 of the file of the Guarantor maintained at the Companies House (the “Company Searches”).

This letter sets out our opinion on certain matters of the law of England and Wales as at today’s date.  We have not made an investigation of, and do not express any opinion on, any other law.  This letter is to be construed in accordance with the law of England and Wales.

For the purposes of this letter we have assumed:

(i)                                    that the Diageo Indenture, the Guarantees and the Diageo Debt Securities in substantially the form examined by us will have been duly executed and delivered by the parties thereto;

(ii)                                 the conformity to original documents of all copy or draft documents examined by us and that the copy of the memorandum and articles of association of the Guarantor examined by us (which is attached to the Deputy Secretary’s Certificate) is complete and accurate and conforms to the original;

(iii)                               the Indentures, the Guarantees and the Diageo Debt Securities are valid and binding on the parties under the laws of the State of New York (“New York law”) by which the Indentures, the Guarantees and the Diageo Debt Securities are expressed to be governed;

(iv)                              that the Debt Securities will be duly issued, authenticated and delivered in accordance with the provisions of the relevant Indenture;

(v)                                 that each Issuer has the capacity, power and authority to effect the execution, delivery or issue of the Guaranteed Debt Securities;

(vi)                              that no law of any jurisdiction outside England and Wales would render such execution, delivery or issue illegal or ineffective and that, insofar as any obligation under the Indentures, the Guarantees or the Diageo Debt Securities is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

(vii)                           that each Debt Security will be in the form set out in Article Two of the relevant Indenture and will be subject to the terms and conditions of that Indenture;

(viii)                        that the terms and conditions applicable to the Debt Securities, Warrants, Purchase Contracts, Units and Shares will not be inconsistent with the Registration Statement;

(ix)                                that (1) the information disclosed by the Company Searches and by our telephone search on 27 March 2006 at the Central Registry of Winding-up Petitions in relation to the Guarantor was then complete, up-to-date and accurate and has not since then been altered or added to and (2) the Company Searches and telephone search did not fail to disclose any information relevant for the purposes of this opinion.  It should be noted that the enquiries made at the Central Registry of Winding-up Petitions relating to a compulsory winding-up are not capable of revealing conclusively whether or not a winding-up petition in respect of a compulsory winding-up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding-Up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all.  Such a search is not capable of revealing whether or not a petition for the appointment of an administrator has been presented to, an application for an administration order has been made to, a notice of appointment of an administrator has been filed with or an administration order has been made by, a County Court against the Guarantor.  Notice of a winding-up or administration order made or winding-up resolution passed or receiver, administrative receiver, administrator or liquidator appointed may not be filed at Companies House immediately and when filed, might not be entered on the public microfiche of the relevant company immediately.  In addition, the search of the Companies House database is not capable of revealing, prior to the making of the relevant order, whether or not a winding-up petition or an application or a petition for an administration order has been presented or a notice has been given or filed in relation to the appointment of an administrator.  However, the Deputy Secretary’s Certificate, referred to in paragraph 8 above, confirms that to the Deputy Secretary’s knowledge no such event had occurred as at 27 March 2006;

(x)                                   that the minutes referred to in paragraphs 5, 6 and 7 above are a true record of the proceedings described therein of duly convened, constituted and conducted meetings of the Guarantor’s board of directors (and of the Standing Committee thereof) acting in the interests and for a proper purpose of the Guarantor and that the relevant meeting was duly held and that the authorisations given thereat have not subsequently been amended, revoked or superseded and that, in making any subsequent decision, the directors of the Guarantor and any committee or person to whom they have delegated any such decision will act in the interests and for a proper purpose of the Guarantor;

(xi)                                that the Indentures, the Guarantees and the Diageo Debt Securities are entered into by the Guarantor in good faith and in furtherance of its objects under its memorandum and articles;

(xii)                             that the Indentures, the Guarantees and the Diageo Debt Securities are in the best interests and to the advantage of the Guarantor;

(xiii)                          the accuracy and completeness of the statements made in the Deputy Secretary’s Certificate;

(xiv)                         that, for United Kingdom tax purposes, each of the Guarantor and Diageo Capital plc is resident in the United Kingdom and that interest and other amounts payable by Diageo Finance B.V. or Diageo Investment Corporation on debt instruments issued by them do not have a UK source;

(xv)                            that, for United Kingdom tax purposes, Diageo Investment Corporation is resident in the United States of America, is not resident in the United Kingdom and does not have a permanent establishment in the United Kingdom;

(xvi)                         that, for United Kingdom tax purposes, Diageo Finance B.V. is resident in the Netherlands, is not resident in the United Kingdom and does not have a permanent establishment in the United Kingdom;

(xvii)                      that, in respect of each issue of Shares and of Warrants to purchase Shares (“Equity Warrants”), the Guarantor will have sufficient authorised but unissued share capital and the directors of the Guarantor will have been granted the necessary authority to allot the relevant Shares; and

(xviii)                   that the Indentures, the Guarantees and the Diageo Debt Securities have the same meaning and effect as if they were governed by English law.

Based on and subject to the foregoing and subject to the reservations mentioned below and to any matters of fact not disclosed to us, we are of the opinion that:

1.                                    The Guarantor is a public limited company duly incorporated under the laws of England and Wales and is a validly existing company.

2.                                    The Indentures have been duly authorised by the Guarantor.  The Diageo Capital Indenture, the Diageo Investment Indenture and the Diageo Finance Indenture have been, and when executed and delivered the Diageo Indenture will be, duly executed and delivered by the Guarantor.

3.                                    On the assumption that the Diageo Capital Indenture, the Diageo Investment Indenture and the Diageo Finance Indenture do, and that, the Diageo Indenture, the Guarantees and the Diageo Debt Securities will (when executed and delivered), create valid and binding obligations of the parties under New York law, English law will not prevent any provisions of the Diageo Capital Indenture, the Diageo Investment Indenture and the Diageo Finance Indenture and, in the case of the Diageo Indenture, the Guarantees and the Diageo Debt Securities, when executed and delivered, from being valid and binding obligations of the Guarantor.

4.                                    The statements in the Registration Statement in the eighth sentence of the section headed “Enforceability of Certain Civil Liabilities”, in the last paragraph of the section headed “Description of Debt Securities and Guarantees - Payment of Additional

Amounts” and in the sections headed “United Kingdom Taxation of Shares and ADSs” and “United Kingdom Taxation of Debt Securities”, insofar as they are summaries of tax considerations or refer to statements of law or legal conclusions, in all material respects present fairly the information shown.

5.                                    When the Shares are issued and delivered against full payment therefor as contemplated in the Registration Statement and in conformity with the Guarantor’s memorandum and articles of association and so as not to violate any applicable law, such Shares will have been validly issued and fully paid up and no further contributions in respect of such Shares will be required to be made to the Guarantor by the holders thereof, by reason solely of their being such holders.

6.                                    When (i) the equity warrant agreements relating to the Equity Warrants have been duly authorised, executed and delivered, (ii) the terms of the Equity Warrants and of their issuance and sale have been duly established in conformity with the Guarantor’s memorandum and articles of association and so as not to violate any applicable law or breach of any agreement binding on the Guarantor and (iii) the applicable equity warrant agreements and the Equity Warrants have been duly executed and delivered, the Equity Warrants will constitute valid and binding obligations of the parties under English law.

7.                                    When (i) the Purchase Contracts have been duly authorised, executed and delivered and (ii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Guarantor’s memorandum and articles of association and so as not to violate any applicable law or breach of any agreement binding on the Guarantor, the Purchase Contracts will constitute valid and binding obligations of the parties under English law.

Our reservations are as follows:

I.                                      Undertakings, covenants and indemnities contained in the Indentures or the Guarantees may not be enforceable before an English court insofar as they purport to require payment or reimbursement of the costs of any unsuccessful litigation brought before an English court.

II.                                  Insofar as any obligation under the Indentures, the Guarantees or the Diageo Debt Securities is to be performed in any jurisdiction other than England and Wales, an English court may have to have regard to the law of that jurisdiction in relation to the manner of performance and the steps to be taken in the event of defective performance.

III.                              We express no opinion as to whether specific performance, injunctive relief or any other form of equitable remedy would be available in respect of any obligation of the Guarantor under or in respect of the Indentures, the Guarantees or the Diageo Debt Securities.

IV.                              The obligations of the Guarantor under or in respect of the Indentures, the Guarantees and the Diageo Debt Securities will be subject to any law from time to time in force relating to liquidation or administration or any other law or legal procedure affecting generally the enforcement of creditors’ rights.

V.                                  In our opinion under English law there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the United States Federal or State securities laws.

This opinion is addressed to you in connection with the filing of the Registration Statement.

We consent to the references to our name and opinion under the captions “Enforceability of Certain Civil Liabilities”, “Taxation - United Kingdom Taxation” and “Validity of Securities” in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required within section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours faithfully,

Slaughter and May